CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of Franklin Templeton International Trust on Form N-1A (File No. 33-41340) of our report dated November 25, 1998 on our audit of the financial statements and financial highlights of Franklin Templeton International Trust for the year ended October 31, 1998 which is incorporated by reference in the Registration Statement.



                                    /s/ PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP


Fort Lauderdale, Florida
December 23, 1998